UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2007

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Company issued a press release, furnished herewith as Exhibit 99.1, announcing the appointment of Charles O. Buckner to the Company's Board of Directors. Mr. Buckner will also serve on the Audit Committee of the Board. The addition of Mr. Buckner expands the Company's Board of Directors to nine members.

As a director of the Company, Mr. Buckner is eligible to participate in the Patterson-UTI Energy, Inc. 2005 Long-Term Inecentive Plan, which is listed as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006. In connection with Mr. Buckner's appointment as director, he was awarded 3,000 restricted shares of the Company's common stock and options to purchase 10,000 shares of the Company's common stock, all of which vests on February 28, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1 Press Release dated February 28, 2007, relating to the appointment of Charles O. Buckner to the Patterson-UTI Energy, Inc. Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

March 1, 2007	By:	/s/ John E. Vollmer III

Name: John E. Vollmer III
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 28, 2007, related to the appointment of a new member of the Patterson-UTI Energy, Inc. Board of Directors.